Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE

Investor Contact: Roger L. Mann

Unizan Financial Corp.

President and Chief Executive Officer

Telephone: 330.438.1118 or 1.866.235.7203

E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. ANNOUNCES NEGOTIATIONS TO EXTEND THE HUNTINGTON MERGER

AGREEMENT AND REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

CANTON, Ohio – November 3, 2004 – Unizan Financial Corp. (NASDAQ: UNIZ), today announced that it is negotiating an extension of its pending merger agreement with Huntington Bancshares Incorporated (NASDAQ: HBAN). Huntington today announced that it intends to withdraw its current application with the Federal Reserve Bank (FRB) to acquire Unizan and to resubmit the application for regulatory approval of the merger pending the successful resolution of the regulatory concerns as outlined in Huntington’s press release (which can be found on the Company’s Web site at www.huntington.com).

UNIZAN REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

Unizan Financial Corp. also announced its third quarter financial results. Net income for the third quarter of 2004 was $2.9 million, or $0.13 per diluted share. This compares with net income of $6.8 million, or $0.31 per diluted share, for the third quarter of 2003, and net income of $3.1 million, or $0.14 per diluted share for the second quarter of 2004. During the third quarter of 2004, Unizan recognized a pre-tax gain of $488 thousand on the sale of its Wooster Financial Center. Also during the quarter, Unizan recognized $476 thousand of pre-tax merger-related professional fees and certain severance and benefit expenses. As part of its evaluation of the adequacy of its allowance for loan losses, Unizan recognized a provision expense of $3.8 million during the third quarter of 2004.

Net income for the nine months ended September 30, 2004 was $8.4 million or $0.38 per diluted share compared to $20.7 million or $0.93 per diluted share for the same period in 2003. During 2004, Unizan recognized salary expense of $5.1 million pre-tax, or $3.3 million after-tax, in relation to the exercise of certain stock options and an additional expense of $2.5 million pre-tax, or $1.8 million after-tax, for merger-related professional fees and severance accrual. The salary charge and merger-related expenses impacted net income by $0.23 per diluted share for the first nine months of 2004.

Net interest income - Net interest income was $16.1 million for the three months ended September 30, 2004, down 13.7% from the previous quarter and down 4.1% from the same quarter last year. Net interest income has declined due to a lower level of outstanding earning assets compared with prior periods. Additionally, the yields have been impacted by a change in the mix and duration of outstanding assets and liabilities. The net interest margin was 2.75% for the third quarter of 2004 compared to 3.09% for the second quarter of 2004 and 2.73% for the third quarter of 2003. Net interest income was negatively impacted during the third quarter of 2004 by faster than projected amortization of the purchase accounting adjustments associated with the mark-to-market of UNB Corp.’s loan portfolio at the time of the merger of equals between UNB Corp. and BancFirst Ohio Corp. in March of 2002. During the third quarter of 2004, $1.2 million of amortization was recognized compared with $616 thousand expected based on the projected life of the portfolio.

Provision for loan losses – The provision for loan losses was $3.8 million for the three months ended September 30, 2004, compared to $3.0 million in the previous quarter and $1.0 million in the third quarter of 2003. Net charge-offs for the three months ended September 30, 2004, were $2.3 million compared to $2.6 million for the second quarter of 2004 and $1.3 million for the same period in 2003. The increase in net charge-offs from the third quarter of 2003 was mainly attributed to an increase in commercial real estate, government guaranteed and residential real estate charge-offs.

Other income - Other income, excluding net securities activity, was $7.3 million for the third quarter of 2004 compared with $8.0 million for the same period in 2003 and $7.0 million for the second quarter of 2004.

Gains on sales of loans totaled $1.0 million, compared with $1.8 million in the third quarter of 2003 and $686 thousand in the second quarter of 2004. During the third quarter of 2004, gains from the sale of the guaranteed portion of Small Business Administration (SBA) and other government guaranteed loans were $898 thousand, compared with $909 thousand of gains in the third quarter of 2003 and $480 thousand of gains in the second quarter of 2004. Second quarter 2004 gains from the sale of the guaranteed portion of SBA loans were impacted by the temporary suspension and limitation placed on the SBA 7(a) loan program during the first quarter of 2004. In April 2004, legislation establishing temporary provisions to extend SBA programs was enacted.

On October 1, 2004, the SBA issued a policy announcing the expiration of certain temporary provisions established in April regarding its programs. The key changes include a reduction in the maximum guarantee limit to $1.0 million from $1.5 million along with slightly higher borrower and lender fees.

Gains from the sale of residential mortgage loans in the third quarter of 2004 were $110 thousand compared with $887 thousand of gains recognized in the third quarter of 2003 and $206 thousand of gains in the second quarter of 2004. With the recent rise in rates and fewer customers who can benefit from refinancing, fees associated with the mortgage related business have declined as refinancing activity slowed.

Net security activity in the third quarter of 2004 resulted in a loss of $60 thousand compared to gains of $181 thousand in the prior quarter and $1.8 million in the third quarter of 2003.

Other expense - Other expense was $15.7 million for the three months ended September 30, 2004, down $2.9 million or 15.4% from the previous quarter and essentially equal to the same quarter last year. The principal reason for the decrease in other expense compared to the second quarter of 2004 was the recognition of $1.4 million in salary expense related to the settlement of options in cash or with shares held less than six months and the recognition of $823 thousand of expense for merger-related professional fees and severance accrual during the second quarter.

Provision for income taxes - The effective tax rate for the three months ended September 30, 2004 was 26.3% compared to 28.4% in the previous quarter and 31.3% in the same quarter last year. The Company’s effective tax rates for the second and third quarter of 2004 were impacted by tax-exempt income being a larger portion of pre-tax income which had the effect of reducing the effective tax rate from the third quarter of 2003.

Balance sheet - Total assets at September 30, 2004 were $2.59 billion compared to $2.75 billion a year ago and $2.68 billion at the end of the second quarter 2004. Assets declined 3.1% compared to the prior quarter and 5.6% compared to the prior year. Compared to the prior year, securities declined by 17.5% while loans decreased by 1.7%. For the period of September 30, 2003 to September 30, 2004, residential real estate and home equity loans showed modest increases that were more than offset by declines in commercial real estate, commercial and aircraft loans. For the period of June 30, 2004 to September 30, 2004, total loans declined by 11.9% on an annualized basis. The decline in the third quarter of 2004 was across all loan portfolios. The decline in aircraft was mainly due to the closing of the aircraft lending centers. No new originations of aircraft loans are expected. The decline in commercial real estate and commercial loans is the result of fewer lending officers originating new loans. The modest decline in consumer and residential real estate lending is primarily attributable to focused efforts on existing client retention and limited new client campaigns due to the delay and uncertainty regarding the pending merger.

Total deposits decreased by $192,257 or 9.6% compared to the prior year. A total of $15.4 million of this decline was due to the sale of the Wooster Financial Center. Of the deposits sold, $10.3 million were certificates of deposits with the remaining distributed between demand and savings. From September 30, 2003 to September 30, 2004, interest bearing demand deposits declined by 18.6%, savings deposits, including money market accounts, declined by 1.0% and certificate of deposits declined by 13.8% while non-interest bearing deposits increased 1.0%. During the first half of 2003, Unizan Bank executed a deposit gathering strategy utilizing introductory rates within the interest bearing demand and money market deposit products. A portion of the funds gathered were rate sensitive and have shifted to other higher yielding alternatives. The decline in certificate of deposits was partially due to the maturity of $60.2 million of brokered certificates of deposits and is consistent with management’s overall strategy to change the deposit mix.

Asset quality - Non-performing loans to total loans increased to 1.53% at September 30, 2004 from 1.29% at September 30, 2003 and increased from 1.42% at June 30, 2004. Non-performing loans at September 30, 2004 were $29.2 million compared to $24.9 million at September 30, 2003 and $27.8 million at June 30, 2004.

Non-performing loans, excluding the portion of the loans guaranteed by the government, at September 30, 2004 were $22.2 million compared to $18.2 million at September 30, 2003 and $21.7 million at June 30, 2004. The $4.0 million increase in non-performing loans from September 30, 2003 was mainly due to a $2.3 million increase in non-performing aircraft loans and a $1.3 million increase in non-performing commercial real estate loans. The $446 thousand or 2.1% increase in non-performing loans since June 30, 2004, is primarily attributed to a $2.2 million increase to non-performing aircraft loans, a net $569 thousand increase in non-performing government guaranteed loans, offset by a $1.5 million decline in non-performing commercial loans, and a $986 thousand decrease in non-performing residential real estate loans.

About Unizan

Unizan Financial Corp., a $2.6 billion holding company, is a financial services organization headquartered in Canton, Ohio. The company operates 43 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey and Indianapolis, Indiana. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.

About Huntington

Huntington Bancshares Incorporated is a $32 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 138 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of approximately 700 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania, and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland, and New Jersey. International banking services are made available through the headquarters office in Columbus and an office located in the Cayman Islands and an office located in Hong Kong.

Unizan Financial Corp.

CONSOLIDATED BALANCE SHEETS

(In thousands except per share data)

	09/30/04	06/30/04	03/31/04	12/31/03	9/30/03
ASSETS
Federal funds sold and interest bearing deposits with banks	$8,408	$5,446	$5,080	$1,942	$4,517
Securities, net	404,104	408,021	487,316	474,636	489,758
Federal Home Loan Bank stock, at cost	35,788	35,410	35,061	34,716	34,369
Loans originated and held for sale	2,353	2,118	4,744	2,679	8,138
Loans:
Commercial, financial and agricultural	266,262	269,219	258,677	261,167	272,129
Aircraft	117,497	126,824	134,889	133,277	136,388
Commercial real estate	610,061	646,900	662,289	658,699	634,344
Residential real estate	441,338	446,738	449,057	450,398	425,030
Consumer	465,591	469,236	464,323	464,943	465,324
Total Loans less unearned income	1,900,749	1,958,917	1,969,235	1,968,484	1,933,215
Less allowance for loan losses	26,387	24,922	24,611	24,611	24,612
Net loans	1,874,362	1,933,995	1,944,624	1,943,873	1,908,603
Total earning assets	2,351,402	2,409,912	2,501,436	2,482,457	2,469,997
Cash and cash equivalents	61,072	81,111	71,924	56,558	86,869
Premises and equipment, net	22,787	23,891	24,641	25,353	26,049
Goodwill	91,971	91,971	91,971	91,971	91,971
Other intangible assets	16,157	17,025	17,836	18,661	19,500
Accrued interest receivable and other assets	76,500	77,546	77,987	76,860	76,402
Total Assets	$2,593,502	$2,676,534	$2,761,184	$2,727,249	$2,746,176

LIABILITIES
Deposits:
Non-interest bearing deposits	$213,621	$221,027	$214,844	$206,501	$211,404
Demand - interest bearing	229,938	242,709	257,012	276,037	282,391
Savings	517,295	494,598	531,437	531,134	522,703
Certificates and other time deposits	856,914	908,903	942,850	962,120	993,797
Total deposits	1,817,768	1,867,237	1,946,143	1,975,792	2,010,295
Total borrowings	439,400	483,485	483,093	421,885	406,436
Accrued taxes, expenses and other liabilities	26,148	23,786	25,262	26,749	26,920
Total Liabilities	2,283,316	2,374,508	2,454,498	2,424,426	2,443,651

SHAREHOLDERS’ EQUITY
Common stock ($1.00 stated value, 100,000,000 shares authorized; 22,123,069 shares issued)	22,123	22,123	22,123	22,123	22,123
Paid-in capital	221,141	223,200	228,806	223,613	223,863
Retained earnings	74,560	74,654	74,461	74,993	75,355
Stock held by deferred compensation plan, 122,209; 119,274; 118,616; 118,616 and 115,808 shares at cost, respectively	(2,112)	(2,039)	(2,016)	(2,016)	(1,966)
Treasury stock, 64,059; 327,256; 368,389; 440,276 and 474,665 shares at cost, respectively	(1,647)	(9,282)	(14,392)	(11,515)	(12,126)
Accumulated other comprehensive loss	(3,879)	(6,630)	(2,296)	(4,375)	(4,724)
Total Shareholders’ Equity	310,186	302,026	306,686	302,823	302,525
Total Liabilities and Shareholders’ Equity	$2,593,502	$2,676,534	$2,761,184	$2,727,249	$2,746,176

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except per share data)

	Three months ended
	09/30/04	06/30/04	03/31/04	12/31/03	9/30/03
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$21	$13	$8	$8	$11
Interest and dividends on securities	3,040	4,269	4,597	4,127	4,290
Interest and fees on loans and loans held for sale	26,693	27,573	27,674	28,401	28,238
Total interest income	29,754	31,855	32,279	32,536	32,539

Interest expense:
Interest on deposits	9,058	8,816	9,150	9,764	10,576
Interest on borrowings	4,576	4,366	4,337	4,164	5,148
Total interest expense	13,634	13,182	13,487	13,928	15,724
Net interest income	16,120	18,673	18,792	18,608	16,815
Provision for loan losses	3,750	2,950	1,000	1,492	1,026
Net interest income after provision for loan losses	12,370	15,723	17,792	17,116	15,789

Other income:
Trust, financial planning, brokerage and insurance sales	1,793	2,050	1,953	1,691	1,695
Customer service fees	1,854	1,848	1,844	2,107	1,996
Gains on sale of loans	1,008	686	1,245	993	1,796
Security gains/(losses), net	(60)	181	71	(502)	1,821
Other operating income	2,626	2,419	1,901	1,834	2,535
Total other income	7,221	7,184	7,014	6,123	9,843

Other expense:
Salaries, wages, pension and benefits	8,211	10,494	12,774	10,659	8,146
Occupancy expense	875	795	867	828	844
Furniture and equipment expense	520	572	534	562	586
Taxes other than income taxes	557	610	630	504	505
Intangible amortization expense	868	811	825	839	844
Other operating expense	4,652	5,252	5,784	5,598	4,744
Total other expense	15,683	18,534	21,414	18,990	15,669

Income before income taxes	3,908	4,373	3,392	4,249	9,963
Provision for income taxes	1,029	1,242	980	1,685	3,121
Net Income	$2,879	$3,131	$2,412	$2,564	$6,842

Earnings per share:
Basic	$0.13	$0.14	$0.11	$0.12	$0.32
Diluted	$0.13	$0.14	$0.11	$0.12	$0.31

Dividends per share	$0.135	$0.135	$0.135	$0.135	$0.135

Weighted average number of shares:
Basic	21,910,942	21,771,251	21,733,289	21,656,687	21,632,719
Diluted	22,052,059	21,989,444	21,972,349	21,940,831	22,134,304

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method using the average and end of period stock market price for basic and diluted shares, respectively.

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except per share data)

	Nine Months Ended
	09/30/04	09/30/03
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$42	$165
Interest and dividends on securities	11,906	16,618
Interest and fees on loans and loans held for sale	81,940	89,541
Total interest income	93,888	106,324

Interest expense:
Interest on deposits	27,024	33,248
Interest on borrowings	13,279	14,953
Total interest expense	40,303	48,201
Net interest income	53,585	58,123
Provision for loan losses	7,700	3,341
Net interest income after provision for loan losses	45,885	54,782

Other income:
Trust, financial planning, brokerage and insurance sales	5,796	5,508
Customer service fees	5,546	5,257
Gains on sale of loans	2,939	6,132
Security gains, net	192	2,275
Other operating income	6,946	5,307
Total other income	21,419	24,479

Other expense:
Salaries, wages, pension and benefits	31,479	26,560
Occupancy expense	2,537	2,604
Furniture and equipment expense	1,626	1,753
Taxes other than income taxes	1,797	1,547
Intangible amortization expense	2,504	2,548
Other operating expense	15,688	14,167
Total other expense	55,631	49,179

Income before income taxes	11,673	30,082
Provision for income taxes	3,251	9,423
Net Income	$8,422	$20,659

Earnings per share:
Basic	$0.39	$0.95
Diluted	$0.38	$0.93

Dividends per share	$0.405	$0.405

Weighted average number of shares:
Basic	21,805,547	21,692,316
Diluted	22,005,003	22,294,153

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method using the average and end of period stock market price for basic and diluted shares, respectively.

Unizan Financial Corp.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)

EARNINGS	2004 3rd Qtr	2004 2nd Qtr	2004 1st Qtr	2003 4th Qtr	2003 3rd Qtr

Net Interest Income FTE (1)	$16,400	18,959	19,061	18,909	17,103
Provision for loan losses	3,750	2,950	1,000	1,492	1,026
Other income	7,281	7,003	6,943	6,625	8,022
Security gains/(losses), net	(60)	181	71	(502)	1,821
Other expenses	15,683	18,534	21,414	18,990	15,669
FTE adjustment (1)	280	286	269	301	288
Net income	$2,879	3,131	2,412	2,564	6,842
Net income per share - diluted	$0.13	0.14	0.11	0.12	0.31

PERFORMANCE RATIOS
Return on average assets (ROA)	0.44%	0.46%	0.36%	0.38%	0.99%
Return on average common equity (ROE)	3.71%	4.12%	3.17%	3.35%	9.06%
Tangible return on average tangible assets	0.55%	0.57%	0.45%	0.48%	1.12%
Tangible return on avg. tangible common equity	6.85%	7.49%	6.05%	6.40%	15.61%
Net interest margin FTE	2.75%	3.09%	3.08%	3.04%	2.73%
Efficiency ratio (2)	62.03%	59.60%	60.52%	62.59%	54.98%

MARKET DATA
Book value/common share	$14.06	13.86	14.10	13.97	13.97
Tangible book value/common share	9.16	8.86	9.05	8.86	8.83
Period-end common share mkt value	27.61	26.10	24.91	20.25	19.95
Market as a % of book	196.4%	188.3%	176.7%	145.0%	142.8%
Cash dividends/common share	$0.135	0.135	0.135	0.135	0.135
Common stock dividend payout ratio	103.27%	93.80%	121.68%	114.12%	43.22%
Average basic common shares	21,910,942	21,771,251	21,733,289	21,656,687	21,632,719
Average diluted common shares	22,052,059	21,989,444	21,972,349	21,940,831	22,134,304
Period end common shares	22,059,010	21,795,813	21,754,680	21,682,793	21,648,404
Common stock market capitalization	$609,049	568,871	541,909	439,077	431,886

ASSET QUALITY
Gross charge-offs	$2,952	3,372	1,683	2,265	1,901
Net charge-offs	2,285	2,639	1,000	1,494	1,330
Delinquency Ratio	1.60%	1.45%	1.67%	1.61%	1.65%
Allowance for loan losses	$26,387	24,922	24,611	24,611	24,612
Non-accrual loans	26,628	22,173	23,152	20,566	19,888
Past due 90 days or more & accruing	2,546	5,612	5,488	5,333	5,032
Other assets owned	2,254	3,850	1,793	2,143	2,095
Nonperforming assets (NPAs)	31,428	31,635	30,433	28,042	27,015
Restructured loans	2,461	2,496	2,530	2,565	2,598
Net charge-off ratio	0.47%	0.54%	0.20%	0.31%	0.27%
Allowance/loans	1.39%	1.27%	1.25%	1.25%	1.27%
NPL to loans	1.53%	1.42%	1.45%	1.32%	1.29%
NPA to loans + other assets	1.65%	1.61%	1.54%	1.42%	1.40%
Allowance to NPLs	90.45%	89.70%	85.93%	95.03%	98.76%

AVERAGE BALANCES
Assets	$2,615,839	2,713,206	2,728,886	2,706,490	2,732,860
Deposits	1,845,818	1,895,935	1,954,707	1,994,244	2,039,429
Loans	1,935,094	1,964,587	1,971,090	1,947,729	1,946,693
Earning assets	2,376,178	2,469,808	2,486,312	2,466,001	2,483,198
Shareholders’ equity	308,618	305,902	306,128	303,902	299,681

ENDING BALANCES
Assets	$2,593,502	2,676,534	2,761,184	2,727,249	2,746,176
Deposits	1,817,768	1,867,237	1,946,143	1,975,792	2,010,295
Loans	1,900,749	1,958,917	1,969,235	1,968,484	1,933,215
Goodwill and other intangible assets	108,128	108,996	109,807	110,632	111,471
Earning assets	2,351,402	2,409,912	2,501,436	2,482,457	2,469,997
Total shareholders’ equity	310,186	302,026	306,686	302,823	302,525

(1) -	FTE defined as fully tax-equivalent
(2) -	Excludes amortization of intangibles and impairment of goodwill expenses. Third quarter 2004 excludes $488 pre-tax gain on sale of Wooster Financial Center and $476 pre-tax merger related professional fees and severance accrual. Second quarter 2004 excludes $1,427 pre-tax stock option expense and $823 pre-tax merger related professional fees and severance accrual. First quarter 2004 excludes $3,638 pre-tax stock option expense and $1,203 pre-tax merger related professional fees. Fourth quarter 2003 excludes $2,159 pre-tax expense related to a severance agreement.

Certain previously reported amounts may have been reclassified to conform to current reporting presentation.

Unizan Financial Corp.

Average Balance Sheet and Related Yields

	Three Months Ended September 30,						Nine Months Ended September 30,
	2004			2003			2004			2003
(dollars in thousands)	Average Balance	Income/ Expense	Rate(1)	Average Balance	Income/ Expense	Rate(1)	Average Balance	Income/ Expense	Rate(1)	Average Balance	Income/ Expense	Rate(1)
Interest-earning assets

Interest bearing deposits and federal funds sold	$9,113	$21	0.92%	$5,592	$11	0.78%	$6,535	$42	0.86%	$19,778	$165	1.12%
Securities	431,971	3,309	3.05	530,913	4,548	3.40	480,472	12,703	3.53	530,491	17,371	4.38
Total loans (2)	1,935,094	26,704	5.49	1,946,693	28,268	5.76	1,956,844	81,978	5.60	1,953,226	89,606	6.13

Total interest-earning assets (3)	2,376,178	30,034	5.03	2,483,198	32,827	5.24	2,443,851	94,723	5.18	2,503,495	107,142	5.72

Nonearning assets:

Cash and due from banks	58,010			62,423			58,164			59,170
Other nonearning assets	206,434			211,902			208,312			213,549
Allowance for loan losses	(24,783)			(24,663)			(24,607)			(25,025)

Total assets	$2,615,839			$2,732,860			$2,685,720			$2,751,189

Interest bearing liabilities:

Demand deposits	$231,466	$308	0.53%	$289,340	$598	0.82%	$245,507	$997	0.54%	$284,634	$1,931	0.91%
Savings deposits	505,279	1,561	1.23	529,680	1,420	1.06	513,807	4,058	1.05	489,716	4,043	1.10
Time deposits	886,615	7,189	3.23	1,017,192	8,558	3.34	920,700	21,969	3.19	1,045,657	27,274	3.49
Subordinated note (4)	20,619	505	9.74	-	-	-	20,619	1,514	9.81	-	-	-
Company obligated mandatorily redeemable trust preferred (4)	-	-	-	20,000	505	10.02	-	-	-	20,000	1,514	10.12
Other borrowings	418,646	4,071	3.87	343,660	4,643	5.36	436,032	11,765	3.60	381,575	13,439	4.71

Total interest bearing liabilities	2,062,625	13,634	2.63	2,199,872	15,724	2.84	2,136,665	40,303	2.52	2,221,582	48,201	2.90

Noninterest bearing liabilities:

Demand deposits	222,458			203,217			218,612			193,231
Other liabilities	22,138			30,090			23,554			35,132
Shareholders’ equity	308,618			299,681			306,889			301,244

Total liabilities and equity	$2,615,839			$2,732,860			$2,685,720			$2,751,189

Net interest income and interest rate spread (3)		$16,400	2.40%		$17,103	2.40%		$54,420	2.66%		$58,941	2.82%

Net interest margin (5)			2.75%			2.73%			2.97%			3.15%

(1) Calculated on an annualized basis.

(2) Loan fees are included in interest income on loans.

(3) Interest income is computed on a fully tax equivalent (FTE) basis, using a tax rate of 35%.

(4) As of December 31, 2003, based on new accounting guidance issued under FASB Interpretation No. 46, the amounts previously reported as “company obligated mandatorily redeemable trust preferred” have been recaptioned “subordinated note”. The deconsolidation of the Trust increased the Company’s balance sheet by $619, the difference representing the Company’s common ownership in the Trust.

(5) The net interest margin represents net interest income as a percentage of average interest-earning assets.

Unizan Financial Corp.

NONPERFORMING AND UNDERPERFORMING ASSETS

(dollars in thousands)

	09/30/04	06/30/04	03/31/04	12/31/03	9/30/03
Non-performing loans:
Commercial	$1,683	$3,180	$1,294	$1,292	$1,348
Commercial real estate	5,620	5,433	5,713	4,112	4,294
Government guaranteed	9,438	7,926	9,334	8,939	8,573
Aircraft	2,450	291	2,003	247	134
Residential real estate	8,577	9,563	8,713	9,838	8,911
Direct installment loans	63	45	161	37	118
Indirect installment loans	160	155	212	212	331
Home equity	1,183	1,192	1,210	1,222	1,211

Total non-performing loans	$29,174	$27,785	$28,640	$25,899	$24,920
Less: Government guaranteed amount	7,023	6,080	6,965	6,537	6,765

Total non-performing loans excluding government guaranteed amount	$22,151	$21,705	$21,675	$19,362	$18,155

Total non-performing loans	$29,174	$27,785	$28,640	$25,899	$24,920
Other assets owned	2,254	3,850	1,793	2,143	2,095

Total non-performing assets	$31,428	$31,635	$30,433	$28,042	$27,015
Less: Government guaranteed amount	7,759	6,816	7,541	6,969	7,314

Total non-performing assets excluding government guaranteed amount	$23,669	$24,819	$22,892	$21,073	$19,701

Restructured loans	$2,461	$2,496	$2,530	$2,565	$2,598

Ratio of:
Non-performing loans to total loans	1.53%	1.42%	1.45%	1.32%	1.29%
Non-performing assets to total assets	1.21%	1.18%	1.10%	1.03%	0.98%
Non-performing assets to total loans + other assets	1.65%	1.61%	1.54%	1.42%	1.40%
Allowance to total loans	1.39%	1.27%	1.25%	1.25%	1.27%
Allowance to non-performing loans	90.45%	89.70%	85.93%	95.03%	98.76%

Ratio of (excluding government guaranteed amount):
Non-performing loans to total loans	1.17%	1.11%	1.10%	0.98%	0.94%
Non-performing assets to total assets	0.91%	0.93%	0.83%	0.77%	0.72%
Non-performing assets to total loans + other assets	1.24%	1.26%	1.16%	1.07%	1.02%
Allowance to non-performing loans	119.12%	114.82%	113.55%	127.11%	135.57%

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES

	09/30/04	06/30/04	03/31/04	12/31/03	9/30/03
Average loans and leases:
Commercial	$195,561	$198,914	$188,992	$193,154	$216,557
Commercial real estate	636,693	653,138	664,241	648,784	622,248
Government guaranteed	64,643	61,280	61,676	62,591	58,665
Aircraft	121,690	132,578	133,725	133,267	135,368
Residential real estate	444,772	448,009	453,362	439,369	443,603
Indirect installment loans	108,903	116,422	123,426	130,478	140,271
Home equity	326,582	317,320	307,116	298,712	283,578
Other consumer	36,250	36,926	38,552	41,374	46,403

Total average loans and leases	$1,935,094	$1,964,587	$1,971,090	$1,947,729	$1,946,693

Net charge-offs (recoveries):
Commercial	$175	$425	$(17)	$57	$43
Commercial real estate	772	712	261	101	266
Government guaranteed	353	141	255	102	48
Aircraft	(47)	548	—	(124)	—
Residential real estate	236	(21)	(50)	38	26
Indirect installment loans	416	384	371	716	620
Home equity	164	196	11	286	33
Other consumer	216	254	169	318	294

Total	$2,285	$2,639	$1,000	$1,494	$1,330

	09/30/04	06/30/04	03/31/04	12/31/03	9/30/03
Net charge-offs (recoveries) to average loans and leases (annualized):
Commercial	0.36%	0.85%	-0.04%	0.12%	0.08%
Commercial real estate	0.49%	0.44%	0.16%	0.06%	0.17%
Government guaranteed	2.18%	0.92%	1.65%	0.65%	0.33%
Aircraft	-0.15%	1.65%	0.00%	-0.37%	0.00%
Residential real estate	0.21%	-0.02%	-0.04%	0.03%	0.02%
Indirect installment loans	1.53%	1.32%	1.20%	2.20%	1.77%
Home equity	0.20%	0.25%	0.01%	0.38%	0.05%
Other consumer	2.38%	2.75%	1.75%	3.07%	2.53%
Total	0.47%	0.54%	0.20%	0.31%	0.27%